NEW YORK STATE OF OPPORTUNITY. | Division of Corporations, State Records and Uniform Commercial Code

New York State
Department of State
DIVISION OF CORPORATIONS,
STATE RECORDS AND
UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Altitude International Holdings, Inc.

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

Altitude International Holdings, Inc.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

Titan Computer Services, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

July 13, 1994

THIRD: The amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the corporation would read as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: The name of the corporation is (....new name....).

Paragraph Fourth of the Certificate of Incorporation relating to

increasing the number of authorized shares of common stock by an additional

530,000,000 shares

is amended to read in its entirety as follows:

Authorized Capital Stock. The Corporation is hereby authorized to issue a total of 605,000,000 shares of capital stock consisting of (i) 600,000,000 shares of Common Stock, no par value ("Common Stock") and (ii) 5,000,000 shares of preferred stock, no par value (the "Preferred Stock").

Paragraph ____________ of the Certificate of Incorporation relating to

____

____

is amended to read in its entirety as follows:

____.

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

- [x] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
- [ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X Robert C. Kanuth
(Signature)

ROBERT C. KANUTH
(Name of Signer)

Chairman and CEO
(Title of Signer)